CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 002-26516 on Form N-1A of our report dated April 10, 2025, relating to the financial statements and financial highlights of AMCAP Fund appearing in the Annual Report on Form N-CSR of AMCAP Fund for the year ended February 28, 2025, and to the references to us under the heading “Financial highlights” in the Prospectus as other auditors and under the heading “Independent registered public accounting firm” in the Statement of Additional Information, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Costa Mesa, California

April 24, 2026

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated April 13, 2026, relating to the financial statements and financial highlights of AMCAP Fund, which appears in such Registration Statement. We also consent to the references to us under the headings “Financial highlights", "Independent registered public accounting firm", "Prospectuses, reports to shareholders and proxy statements", and “Other information” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

April 24, 2026